As filed with the Securities and Exchange Commission on July 18, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CS Disco, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	46-4254444
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

111 Congress Avenue

Suite 900

Austin, Texas 78704

(833) 653-4726

(Address of principal executive offices) (Zip code)

CS Disco, Inc. Stock Option Award Agreement

(Full titles of the plan)

Kiwi Camara

Chief Executive Officer

CS Disco, Inc.

111 Congress Avenue

Suite 900

Austin, Texas 78704

(833) 653-4726

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jodie Bourdet Trey Reilly Cooley LLP 55 Hudson Yards New York, New York 10001 (212) 479-6000	Michael Lafair Chief Financial Officer CS Disco, Inc. 111 Congress Avenue Suite 900 Austin, Texas 78704 (833) 653-4726

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Explanatory Note

CS Disco, Inc. (the “Company” or the “Registrant”) has prepared this registration statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”) to register 4,366,966 shares of common stock, $0.005 par value per share, for issuance under the CS Disco, Inc. Stock Option Award Agreement (the “CEO Performance Award”) and for purposes of resale or reoffer thereof by the selling stockholder named in this reoffer prospectus (the “Selling Stockholder”). On July 12, 2022, the Company’s stockholders approved the CEO Performance Award.

This registration statement contains two parts, Part I and Part II.

The first part, Part I, contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). The reoffer prospectus permits reoffers and resales on a continuous or delayed basis of the shares of common stock referred to above that constitute “control securities”, within the meaning of the Securities Act, by the Selling Stockholder that may be issued to him pursuant to the CEO Performance Award. In addition, certain information relating to issuances under the CEO Performance Award is omitted from Part I, as further described below in the next paragraph and under the heading “Part I. Information Required in the Section 10(a) Prospectus.”

Part II contains information required to be set forth in the registration statement pursuant to Part II of Form S-8. Pursuant to the Note to Part I of Form S-8, the CEO Performance Award information specified by Part I of Form S-8 is not required to be filed with the Securities and Exchange Commission (the “SEC”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the CEO Performance Award as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the SEC or its staff a copy or copies of all of the documents included in that file. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

CS Disco, Inc.

Reoffer Prospectus

4,366,966 Shares of Common Stock

This reoffer prospectus relates to 4,366,966 shares of common stock, par value $0.005 per share (the “Shares”), of CS Disco, Inc. that may be reoffered or resold from time to time by Kiwi Camara, our Co-Founder and Chief Executive Officer (the “Selling Stockholder”), that are acquired or that may be acquired under that certain Performance Stock Option Award Agreement, dated May 25, 2022, between the Company and the Selling Stockholder (“CEO Performance Award”).

The Selling Stockholder may sell the Shares covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the New York Stock Exchange (“NYSE”) or any other stock exchange or stock market on which shares of our common stock are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. For additional information on the possible methods of sale that may be used by the Selling Stockholder, you should refer to the section of this reoffer prospectus entitled “Plan of Distribution” beginning on page 6 of this reoffer prospectus.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. While we will pay the expenses of registering the Shares, the Selling Stockholder will bear all sales commissions and similar expenses.

We may amend or supplement this reoffer prospectus from time to time by filing amendments or supplements as required. You should read the entire reoffer prospectus, the information incorporated by reference herein and any amendments or supplements carefully before you make an investment decision.

Our common stock is currently listed on the NYSE under the symbol “LAW.” On July 15, 2022, the last reported sales price of our common stock was $21.57 per share.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained on page 2 of this reoffer prospectus, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this reoffer prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is July 18, 2022.

ABOUT THIS REOFFER PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this reoffer prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This reoffer prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this reoffer prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this reoffer prospectus or any sale of a security.

The Selling Stockholder is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this reoffer prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this reoffer prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this reoffer prospectus outside the United States. This reoffer prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this reoffer prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This reoffer prospectus is part of a registration statement that we filed with the SEC, under which the Selling Stockholder may offer from time to time up to an aggregate of 4,366,966 shares of our common stock in one or more offerings. If required, each time the Selling Stockholder offers Shares, in addition to this reoffer prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this reoffer prospectus or in documents we have incorporated by reference. This reoffer prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this reoffer prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this reoffer prospectus, the statements made in this reoffer prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this reoffer prospectus, any prospectus supplement and any related free writing prospectus together with the additional information described below under “Important Information Incorporated by Reference.”

SUMMARY

This summary highlights selected information contained elsewhere in this reoffer prospectus or incorporated by reference in this reoffer prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire reoffer prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our common stock discussed under the heading “Risk Factors” contained in this reoffer prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus. You should also carefully read the information incorporated by reference into this reoffer prospectus, including our financial statements, and the exhibits to the registration statement of which this reoffer prospectus forms a part. Unless the context otherwise requires, all references in this reoffer prospectus to “CS Disco,” “DISCO,” the “company,” “we,” “our,” “us” or similar terms refer to CS Disco, Inc. and its subsidiaries.

The Company

DISCO provides a cloud-native, artificial intelligence-powered legal solution that simplifies ediscovery, legal document review and case management for enterprises, law firms, legal services providers and governments. Our scalable, integrated solution enables legal departments to easily collect, process and review enterprise data that is relevant or potentially relevant to legal matters. We leverage a cloud-native architecture and powerful artificial intelligence, or AI, models to automatically identify legally relevant documents and improve the accuracy and speed of legal document review. Our AI models continuously learn from legal work conducted on our solution and can be reused across legal matters, which further strengthens our ability to help our customers find evidence and resolve matters faster as they expand usage of our solution. We provide legal departments with the ability to centralize legal data into a single solution, improving security and privacy for our customers, enabling transparent collaboration with other legal industry participants and allowing customers to reuse data and lawyer work product across legal matters. By automating the manual, time-consuming and error-prone parts of ediscovery, legal document review and case management, we empower legal departments to focus on delivering better legal outcomes.

Corporate Information

We were incorporated in Delaware in December 2013. Our principal executive offices are located at 111 Congress Avenue, Suite 900, Austin, Texas 78704, and our telephone number at that address is (833) 653-4726. Our website address is www.csdisco.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this reoffer prospectus, and you should not consider information on our website to be part of this reoffer prospectus or in deciding to purchase our common stock.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, as amended, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this reoffer prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Shares being offered hereby. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This reoffer prospectus and the documents incorporated by reference into this reoffer prospectus contains forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this reoffer prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, expenses and other operating results;

•	our ability to acquire new customers and successfully retain existing customers;

•	our ability to increase usage of our solution;

•	our ability to effectively manage our growth;

•	our ability to achieve or sustain profitability;

•	future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements;

•	the costs and success of our sales and marketing efforts and our ability to promote our brand;

•	our growth strategies for our solution;

•	the estimated addressable market opportunity for our solution;

•	our reliance on key personnel and our ability to identify, recruit and retain skilled personnel;

•	our ability to effectively manage our growth, including any international expansion;

•	our ability to maintain, protect and enforce our intellectual property rights and any costs associated therewith;

•

the effects of global events, such as the COVID-19 pandemic, including variants of COVID-19, or other public health crises and the Russian military operations in Ukraine, on our business and the global economy;

•	our ability to compete effectively with existing competitors and new market entrants; and

•	the growth rates of the markets in which we compete.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this reoffer prospectus and the documents incorporated by reference into this reoffer prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I—Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 25, 2022, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as filed with the SEC on May 13, 2022, and elsewhere in the other documents incorporated by reference into this reoffer prospectus New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this reoffer prospectus and the documents incorporated by reference into this reoffer prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this reoffer prospectus. While we believe that such information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this reoffer prospectus and the documents incorporated by reference into this reoffer prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this reoffer prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholder.

The Selling Stockholder will pay any underwriting fees, discounts and commissions attributable to the sale of the Shares and any similar expenses the Selling Stockholder incurs in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this reoffer prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants in connection with the registration of the Shares covered by this reoffer prospectus.

SELLING STOCKHOLDER

This reoffer prospectus relates to the reoffer and resale of shares issued or that may be issued to the Selling Stockholder under the CEO Performance Award. The following table sets forth information regarding beneficial ownership of our common stock as of June 30, 2022, by the Selling Stockholder and the number of Shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Stockholder after completion of this offering. We have based percentage ownership of our common stock on 58,661,655 shares of our common stock outstanding as of June 30, 2022.

No estimate can be given as to the amount or percentage of common stock that will be held by the Selling Stockholder after any sales made pursuant to this reoffer prospectus because the Selling Stockholder is not required to sell any of the Shares being registered under the registration statement of which this reoffer prospectus forms a part. The following table assumes that the Selling Stockholder will sell all of the Shares listed in this reoffer prospectus.

The Selling Stockholder co-founded DISCO in December 2013 and has served as our Chief Executive Officer and a member of our board of directors since that time.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. In computing the number of shares of our common stock beneficially owned by the Selling Stockholder and the percentage ownership of the Selling Stockholder, we deemed outstanding shares of our common stock subject to options held by the Selling Stockholder that are currently exercisable or exercisable within 60 days of June 30, 2022.

Name	Shares Beneficially Owned Prior to the Offering			Shares of Common Stock to be Sold		Shares Beneficially Owned After the Offering(1)
	Number		Percentage			Number	Percentage
Kiwi Camara	4,280,760	(2)	7.3%	4,366,966	(3)	4,280,760	7.3%

(1)	Assumes that all the Shares registered hereunder are sold by the Selling Stockholder.
(2)

Consists of (a) 3,930,760 shares of common stock held by Mr. Camara and (b) 350,000 shares issuable upon exercise of stock options held by Mr. Camara that are currently exercisable or exercisable within 60 days of June 30, 2022. Excludes the Shares underlying the CEO Performance Award as they are not vested as of the date of this reoffer prospectus.

(3)

Represents shares underlying stock options granted pursuant to the CEO Performance Award, which have not vested and will only vest upon the attainment of specified performance conditions and other conditions as specified in the CEO Performance Award.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this reoffer prospectus to permit the Selling Stockholder to conduct public secondary trading of these Shares from time to time after the date of this reoffer prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this reoffer prospectus. The aggregate proceeds to the Selling Stockholder from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this reoffer prospectus. The Selling Stockholder reserves the right to accept and, together with his agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this reoffer prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholder, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholder or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this reoffer prospectus available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholder and any underwriter, broker-dealer or agent regarding the sale of the Shares by the Selling Stockholder.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including the Nasdaq;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

If the Selling Stockholder effects such transactions by selling Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

The Selling Stockholder may pledge some or all of the Shares owned by the Selling Stockholder and, if the Selling Stockholder defaults in the performance of the Selling Stockholder’s secured obligations, the pledgees may offer and sell the shares of Common Stock from time to time pursuant to this reoffer prospectus or any amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors-in-interest as Selling Stockholders under this reoffer prospectus. The Selling Stockholder also may transfer and donate the Shares in other specified circumstances, in which case the transferees, donees or other successors-in-interest will be the selling beneficial owners for purposes of this reoffer prospectus.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholder will sell any or all of the Shares under this reoffer prospectus. Further, we cannot assure you that the Selling Stockholder will not transfer, distribute, devise or gift the Shares by other means not described in this reoffer prospectus. In addition, any Shares covered by this reoffer prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this reoffer prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholder and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholder and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholder may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and does not purport to be complete. It is subject to, and qualified in its entirety by reference to, the applicable provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Our authorized capital stock consists of 1,100,000,000 shares, all with a $0.005 par value per share, of which:

•	1,000,000,000 shares are designated as common stock; and

•	100,000,000 shares are designated as preferred stock.

Common Stock

Voting Rights

Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders. The affirmative vote of holders of at least 662/3% of the voting power of all of the then-outstanding shares of capital stock, voting as a single class, is required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our amended and restated bylaws, the classified board, the size of our board, removal of directors, director liability, vacancies on our board, special meetings, stockholder notices, actions by written consent and exclusive jurisdiction.

Economic Rights

Except as otherwise expressly provided in our amended and restated certificate of incorporation or required by applicable law, all shares of common stock will have the same rights and privileges and rank equally, share ratably and be identical in all respects for all matters, including those described below.

Dividends and Distributions

Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose on a non-cumulative basis.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

No Preemptive or Similar Rights

Holders of our common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Registration Rights

We are party to an investor rights agreement that provides holders of a substantial number of shares with rights, subject to certain conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. The registration of shares of our common stock by the exercise of such registration rights would enable the holders of such shares to sell these shares without restriction under the Securities Act of 1933, as amended, or the Securities Act, when the applicable registration statement is declared effective. We will pay the registration expenses, other than underwriting discounts and commissions, of the shares registered pursuant to such registration rights. The registration rights under our investor rights agreement will terminate upon the earliest to occur of (1) the closing of a “Deemed Liquidation Event” as defined in our amended and restated certificate of incorporation in effect immediately prior to the completion of our initial public offering, (2) such time as the applicable investor can sell all of its shares under Rule 144 of the Securities Act during any 90-day period, and (3) July 23, 2026.

Preferred Stock

Under our amended and restated certificate of incorporation, our board of directors may, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 100,000,000 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights common stock. Any issuance of our preferred stock could adversely affect the voting power of holders of our common stock and the likelihood that such holders would receive dividend payments and payments on liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. No shares of preferred stock are currently outstanding, and we have no present plan to issue any shares of preferred stock.

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, stockholders holding a majority of the voting power of our shares of common stock will be able to elect all of our directors. Our amended and restated certificate of incorporation and amended and restated bylaws provide for stockholder actions at a duly called meeting of stockholders. A special meeting of stockholders may be called by a majority of our board of directors, the chair of our board of directors, our chief executive officer or our lead independent director. Our amended and restated bylaws provide an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. In addition, our amended and restated certificate of incorporation and amended and restated bylaws do not allow for the right of stockholders to act by written consent without a meeting.

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered three-year terms.

The foregoing provisions make it more difficult for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to preserve our existing control structure, facilitate our continued product innovation and the risk-taking that it requires, permit us to continue to prioritize our long-term goals rather than short-term results, enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law (“DGCL”), which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, subject to certain exceptions.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) is the sole and exclusive forum for the following claims or causes of action under Delaware statutory or common law: (1) any derivative claim or cause of action brought on our behalf; (2) any claim or cause of action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees to us or our stockholders; (3) any claim or cause of action against us or any of our current or former directors, officers or other employees arising out of or pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our amended and restated bylaws; (4) any claim or cause of action arising under or seeking to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or our amended and restated bylaws (including any right, obligation or remedy thereunder); and (5) any claim or cause of action against us or any of our current or former directors, officers or other employees that is governed by the internal-affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision would not apply to suits brought to enforce a duty or liability created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction, or the Securities Act.

Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

While the Delaware courts have determined that such choice of forum provisions are facially valid, there is no assurance that a court in another jurisdiction would enforce the choice of forum provision contained in our amended and restated certificate of incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm their business, operating results and financial condition. Additionally, our amended and restated certificate of incorporation provides that any person or entity holding, owning or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

Exchange Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LAW.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. The transfer agent’s address is 6201 15th Avenue, Brooklyn, NY 11219.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Shares offered by this reoffer prospectus, and any supplement thereto, will be passed upon for us by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of CS Disco, Inc. at December 31, 2020 and 2021, and for the years then ended, incorporated by reference into this Reoffer Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated by reference therein, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this reoffer prospectus contain important information that you should read about us.

The following documents filed with the SEC are hereby incorporated by reference in this reoffer prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 25, 2022, as amended April 29, 2022 (File No. 001-40624);

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 13, 2022 (File No. 001-40624);

•	Our Current Reports on Form 8-K filed with the SEC on May 20, 2022, May 24, 2022 and July 12, 2022 (File No. 001-40624); and

•

The description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-40624), filed on July 16, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this reoffer prospectus by requesting them in writing or by telephone at the following address:

CS Disco, Inc.

111 Congress Avenue

Suite 900

Austin, Texas 78704

Attn: Corporate Secretary

Phone: (833) 653-4726

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the Shares being offered under this reoffer prospectus. This reoffer prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the Shares being offered under this reoffer prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including CS Disco, Inc. The SEC’s Internet site can be found at /www.sec.gov. Additional information with respect to us can be found on our website at www.csdisco.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this reoffer prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. Our amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and our amended and restated bylaws provide that we will indemnify its directors and executive officers and permit us to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the DGCL.

We have entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of our company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of our company. At present, there is no pending litigation or proceeding involving a director or officer of our company regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

We maintain insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

CS Disco, Inc.

4,366,966 Shares of Common Stock

Reoffer Prospectus

July 18, 2022

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the SEC are incorporated by reference into this Registration Statement:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February  25, 2022, as amended April 29, 2022 (File No. 001-40624);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March  31, 2022, filed with the SEC on May 13, 2022 (File No. 001-40624);

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on May  20, 2022, May  24, 2022 and July 12, 2022 (File No. 001-40624);

(d) The description of the Registrant’s common stock set forth in our Registration Statement on Form 8-A (File No. 001-40624), filed on July 16, 2021 under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

(e) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation permits indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the DGCL, and the Registrant’s amended and restated bylaws provide that the Registrant will indemnify its directors and executive officers and permit the Registrant to indemnify its other officers, employees and other agents, in each case to the maximum extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Securities Exchange Act of 1934, as amended, that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Amended and Restated Certificate of Incorporation of CS Disco, Inc.	8-K	001-40624	3.1	July 23, 2021

4.2	Amended and Restated Bylaws of CS Disco, Inc.	8-K	001-40624	3.2	July 23, 2021

4.3	Form of Common Stock Certificate of the Registrant.	S-1/A	333-257435	4.1	July 12, 2021

5.1*	Opinion of Cooley LLP.

23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1	CEO Performance Award (included on Appendix A of the Proxy Statement for the Registrant’s 2022 Annual Meeting of Stockholders, filed on May 31, 2022).	DEF 14A	001-40624	N/A	May 31, 2022

107.1*	Filing fee table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on this 18th day of July, 2022.

CS DISCO, INC.

By:	/s/ Michael Lafair
Name:	Michael Lafair
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kiwi Camara and Michael Lafair, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in their name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kiwi Camara Kiwi Camara	Chief Executive Officer and Director (Principal Executive Officer)	July 18, 2022

/s/ Michael Lafair Michael Lafair	Chief Financial Officer (Principal Financial and Accounting Officer)	July 18, 2022

/s/ Krishna Srinivasan Krishna Srinivasan	Chair of the Board of Directors and Director	July 18, 2022

/s/ Tyson Baber Tyson Baber	Director	July 18, 2022

/s/ Susan L. Blount Susan L. Blount	Director	July 18, 2022

/s/ Colette Pierce Burnette Colette Pierce Burnette	Director	July 18, 2022

/s/ Aaron Clark Aaron Clark	Director	July 18, 2022

/s/ Robert P. Goodman Robert P. Goodman	Director	July 18, 2022

/s/ Scott Hill Scott Hill	Director	July 18, 2022

/s/ James Offerdahl James Offerdahl	Director	July 18, 2022